UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culberth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 509-7232
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.

Other Events.

As previously announced in a Form 8-K filed on April 8, 2011, on April 7, 2011, Global Earth Energy, Inc., a Nevada corporation (the “registrant”) and Modern Coal, LLC, a Texas limited liability company (“Modern”) executed a Joint Venture Agreement with respect to the development and sale of coal.  The Joint Venture Agreement has been modified so as to create Global Earth Natural Resources, L.L.C., a Texas limited liability company, with the registrant, Modern Coal, LLC, and Global Earth Natural Resources Inc. a New Brunswick corporation, as the members.  The basic terms of the Joint Venture Agreement have been modified and the basic terms of the new limited liability company are as follows:

1.

Purpose.  The Company has been formed to purchase and operate the properties described in the Firm Corporate Offer for International Coal Sales dated April 4, 2011 between Modern Coal, LLC, a Texas limited liability company (“Modern Coal”), and Advent Enterprises Inc. (the “Coal Project”).  A copy of the Firm Corporate Offer is attached to this report as an exhibit.

2.

Officers.  Brad Lamar shall be the Chairman, President and Chief Executive Officer of the Company.  Sydney A. Harland shall be Vice President and Secretary of the Company.

3.

Members.  The Members of the Company are Modern Coal, Global Earth Energy, Inc., a Nevada corporation (“Global Earth Energy”), and Global Earth Natural Resources Inc. a New Brunswick corporation (“Global Earth Natural Resources”).  The contribution of each Member is as follows:

(a)

Modern Coal shall contribute its interest in the Coal Project.

(b)

Global Earth Energy and Global Earth Natural Resources shall fund production and sales of coal from the Coal Project, and agree to provide $10,000,000.00 as equity for the Company, within five business days after the receipt of proceeds from Global Earth Natural Resources.  Further, Global Earth Energy and Global Earth Natural Resources will provide additional funding of $10,000,000.00 as equity for the Company within 30 days of the receipt of said proceeds from Global Earth Natural Resources.  Further, Global Earth Energy and Global Earth Natural Resources will provide additional funding of $5,000,000.00 as equity for the Company within 45 days of the receipt of said proceeds from Global Earth Natural Resources.  In the event that Global Earth Energy and Global Earth Natural Resources are not able to provide the financing described in this paragraph, then the Company shall dissolve and neither of the Members shall have any liability to the other hereunder.

(c)

The Interests in the Company shall be owned by the Members as follows:

Members	Percentage Interests
Modern Coal, LLC	49.0
Global Earth Energy, Inc.	25.0
Global Earth Natural Resources Inc.	26.0
Total	100.0

4.

Income and Expenses.  All income and expenses of the Company shall be shared by the Members in accordance with their Interests.  The Company anticipates the issuance, on at least a quarterly basis, of distributions of its excess cash, in accordance with the Interests of the Members.  However, the Company may choose at any time to reinvest the distributions, or any portion of the distributions, into the operations of the Company with the mutual consent of the Members.  The Company, on a regular basis but not less than quarterly, shall provide to the Members a balance sheet, income statement (year-to-date and for the period since the last income statement), and other reports as may be needed by the Company for its records.

All major acquisitions and divestitures (cumulatively affecting more than 10% of the assets of the Company), funding from any source other than the Company, or other material structural or financial change (other than in the normal course of business) will require the consent of all of the Members.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transaction.  Not applicable.

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibits
10.1	Regulations of Global Earth Natural Resources, L.L.C., dated May 23, 2011.
10.2	Firm Corporate Offer for International Coal Sales dated April 4, 2011 between Modern Coal, LLC, a Texas limited liability company, and Advent Enterprises Inc.
10.3	Certificate of Formation of Global Earth Natural Resources, L.L.C., a Texas limited liability company, dated May 23, 2011.
99.1

Press release issued on May 20, 2011, with respect to Firm Corporate Offer for International Coal Sales dated April 4, 2011 between Modern Coal, LLC, a Texas limited liability company, and Advent Enterprises Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2011	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

3